Exhibit 13.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AND PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 20-F of China GrenTech Corporation Limited (the “Company”) for the year ended December 31, 2010 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), Yingjie Gao, as Chief Executive Officer of the Company, and Rong Yu, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Yingjie Gao
	Name:	Yingjie Gao
	Title: Date:	Chief Executive Officer June 30, 2011

By:	/s/ Rong Yu
	Name:	Rong Yu
	Title: Date:	Chief Financial Officer June 30, 2011

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.